EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANT



G. BRAD BECKSTEAD
-----------------
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)




July 30, 2002


To Whom It May Concern:

I have issued my report dated June 4, 2002, accompanying the financial statements of DVD America Corporation on Form SB-2 for the period of April 19, 2002 (inception date) through April 30, 2002. I hereby consent to the independent auditor's report in the Registration Statement of DVD America Corporation. I also hereby consent to the reference to myself under "experts" in their prospectus.

Signed,


/s/ G. Brad Beckstead, CPA
--------------------------
G. Brad Beckstead, CPA